SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Cardiogenesis Corporation

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CARDIOGENESIS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, July 29, 2005

To the Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cardiogenesis Corporation (formerly known as Eclipse Surgical Technologies, Inc.), a California corporation (“Cardiogenesis”), will be held on Friday, July 29, 2005, at 1:00 p.m. Pacific Daylight Time, at Cardiogenesis’ corporate headquarters, located at 26632 Towne Centre Drive, Suite 320, Foothill Ranch, California 92610 for the following purposes:

1. To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

2. To approve amendments to the Stock Option Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, and (ii) to extend the term of the Stock Option Plan through March 31, 2015.

3. To approve amendments to the Employee Stock Purchase Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares, and (ii) to extend the term of the Employee Stock Purchase Plan through March 31, 2015.

4. To approve amendments to the Director Stock Option Plan to (i) increase the number of shares of Common Stock reserved by issuance thereunder by 150,000 shares, and (ii) to extend the term of the Director Stock Option Plan through March 31, 2015.

5. To transact such other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on May 30, 2005 are entitled to notice of and to vote at the meeting and any subsequent adjournment or postponement of the meeting.

      All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Shareholders attending the meeting may vote in person even if they have returned a proxy.

Sincerely,

CHRISTINE G. OCAMPO
Secretary

Foothill Ranch, California

June 15, 2005

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

       Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail.

      Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Cardiogenesis reduce postage and proxy tabulation costs.

      Or, if you prefer, you can return the enclosed Voting Instruction Form in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.eproxyvote.com/cgcp
24 hours a day/7 days a week

INSTRUCTIONS:
Read the accompanying Proxy Statement
Go to the following website
http://www.eproxyvote.com/cgcp

Have your Voting Instruction Form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report and proxy statement will be delivered to you electronically via e-mail
Call toll-free
1-877-779-8683 via touch tone phone
24 hours a day/7 days a week

INSTRUCTIONS:
Read the accompanying Proxy Statement.
Call the toll-free number provided on your Voting Instruction Form or 1-877-779-8683.

Have your Voting Instruction Form in hand and follow the instructions.

Page

INFORMATION CONCERNING SOLICITATION AND VOTING	1
PROPOSAL ONE ELECTION OF DIRECTORS	3
PROPOSAL TWO AMENDMENTS TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 1,000,000 SHARES, AND TO EXTEND THE TERM OF THE PLAN THROUGH MARCH 31, 2015	8
PROPOSAL THREE AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 500,000 SHARES, AND TO EXTEND THE TERM OF THE PLAN THROUGH MARCH 31, 2015	9
PROPOSAL FOUR AMENDMENTS TO THE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 150,000 SHARES, AND TO EXTEND THE TERM OF THE PLAN THROUGH MARCH 31, 2015	10
INDEPENDENT AUDITORS	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
MANAGEMENT	14
EXECUTIVE COMPENSATION AND OTHER MATTERS	16
Summary Compensation Table	16
EQUITY COMPENSATION PLAN INFORMATION	19
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	21
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	22
STOCK PERFORMANCE GRAPH	24
INCORPORATION BY REFERENCE	25
OTHER MATTERS	25
APPENDIX A AUDIT COMMITTEE CHARTER	A-1
APPENDIX B DESCRIPTION OF THE 1996 STOCK OPTION PLAN	B-1
APPENDIX C DESCRIPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN	C-1
APPENDIX D DESCRIPTION OF THE 1996 DIRECTOR STOCK OPTION PLAN	D-1

CARDIOGENESIS CORPORATION

PROXY STATEMENT FOR 2005

ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is furnished to the shareholders of CARDIOGENESIS CORPORATION (formerly known as Eclipse Surgical Technologies, Inc.), a California corporation (“Cardiogenesis”), in connection with the solicitation of proxies on behalf of the Board of Directors of Cardiogenesis for use at the 2005 Annual Meeting of Shareholders (“2005 Annual Meeting”) to be held Friday, July 29, 2005, at 1:00 p.m. Pacific Daylight Time, and at any subsequent adjournment or postponement of the 2005 Annual Meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The 2005 Annual Meeting will be held at Cardiogenesis’ corporate headquarters, located at 26632 Towne Centre Drive, Suite 320, Foothill Ranch, California 92610. The telephone number of Cardiogenesis is (714) 649-5000.

      Our Annual Report to Shareholders for the year ended December 31, 2004, including financial statements, and these proxy materials were first mailed on or about June 15, 2005 to all shareholders entitled to vote at the meeting.

Record Date and Voting Securities

      Only shareholders of record at the close of business on May 30, 2005 are entitled to notice of and to vote at the 2005 Annual Meeting. We have one series of Common Shares outstanding, no par value (the “Common Stock”). On May 30, 2005, 42,841,509 shares of our Common Stock were issued and outstanding and held of record by 241 registered shareholders.

Voting

      Each shareholder is entitled to one vote for each share of Common Stock held on the record date of May 30, 2005. Every shareholder voting for the election of directors (Proposal One) may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distribute votes on the same principle among as many candidates as the shareholder may select. However, votes cannot be cast for more than five candidates. No shareholder is entitled to cumulate votes for a particular candidate unless that candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, before the voting, of his intention to cumulate votes. On all other matters, each share of Common Stock has one vote. A quorum, representing the holders of a majority of the outstanding shares of Common Stock on the record date, must be present or represented by proxy for the transaction of business at the 2005 Annual Meeting.

      Under the Company’s Bylaws and California law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the 2005 Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal and has not received instructions from the beneficial owner) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) or voted against a nominee will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Abstentions as to the proposals regarding the amendments of the Stock Option Plan, the Employee Stock Purchase Plan and the Director Stock Option Plan will have the same effect as votes against such proposals. Broker non-votes will be treated as unvoted for purposes of determining approval of any such proposals and will not be counted as votes for or against such proposals.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Secretary of Cardiogenesis a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Solicitation Expenses

      This solicitation of proxies is made by us and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram. We intend to utilize the firm Georgeson Shareholder to solicit proxies and we estimate the cost to be approximately $12,500.

Deadline for Shareholder Proposals

      We currently intend to hold our 2006 Annual Meeting of Shareholders in June 2006 and to mail proxy statements relating to such meeting in May 2006. Shareholders interested in presenting a proposal for consideration at Cardiogenesis’ 2006 Annual Meeting of Shareholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Exchange Act of 1934 and Cardiogenesis’ Bylaws. To be eligible for inclusion in the proxy statement and proxy card mailed to shareholders by Cardiogenesis, shareholder proposals must be submitted no later than December 31, 2005 to Cardiogenesis Corporation at 26632 Towne Centre Drive, Suite 320, Foothill Ranch, California 92610, Attention: Secretary. Shareholders who intend to present a proposal at the 2006 Annual Meeting of Shareholders, without including such proposal in Cardiogenesis’ proxy statement, must provide Cardiogenesis’ Secretary with written notice of such proposal no later than March 1, 2006. If the shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, Cardiogenesis may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      We currently have six (6) directors. Mr. Robert C. Strauss, a current director, has declined to stand for re-election upon the completion of his current term of office. The Nominating Committee has begun the process of seeking a qualified individual to fill the vacancy, but to date, a nominee to fill the vacancy has not been selected. Therefore, a board of five (5) directors is to be elected at the 2005 Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our five nominees named below, all of whom are presently directors of Cardiogenesis. If any of our nominees is unable or declines to serve as a director at the time of the 2005 Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. If additional individuals are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) that will assure the election of as many of the nominees listed below as possible. In that event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the 2006 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. Each of the nominated directors was elected a director at our 2004 Annual Meeting of Shareholders.

Vote Required

      If a quorum is present and voting, the five nominees receiving the highest number of affirmative votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

Director Information

      The names of the nominees and certain information about them as of May 30, 2005 are set forth below:

Name	Age	Position

Michael J. Quinn(3)	61	Chairman of the Board, President and Chief Executive Officer
Joseph R. Kletzel, II	55	Director, Senior Vice President, General Manager of Pacific Division
Robert L. Mortensen(1)(3)	71	Director
Marvin J. Slepian, M.D.(2)	49	Director, Chief Scientific Officer
Kurt E. Wehberg, M.D.(2)(3)	40	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

      All Directors hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. Officers serve at the discretion of our Board of Directors and are appointed annually. There are no family relationships between any of our directors or officers.

      Michael J. Quinn has served as our Chief Executive Officer, Chairman of the Board and Director since October 2000 and also President from October 2000 to May 2002 and from November 2003 to the present. From November 1999 to September 2000, Mr. Quinn served as Chief Executive Officer, President and a member of the Board of Directors for Premier Laser Systems, a manufacturer of surgical and dental products. From January 1998 to November 1999, Mr. Quinn served as President and Chief Operating Officer of Imagyn Medical Technologies, Inc., a manufacturer of minimally invasive surgical specialty products. From 1995 through December 1997, Mr. Quinn served as President and Chief Operating Officer of Fisher Scientific Company. Prior to 1995, Mr. Quinn held senior operating management positions at major healthcare organizations including American Hospital Supply Corporation, Picker International, Cardinal Health Group and Bergen Brunswig.

      Joseph R. Kletzel, II became a member of the Board in September 2001 and has served in the role of Senior Vice President, General Manager of the Pacific Division since July 2004. From 1998 to 2002, Mr. Kletzel served as Chief Operating Officer for Advanced Tissue Sciences in La Jolla, California, where he was responsible for the daily operations, as well as all aspects of product & clinical research and development, the management of strategic alliances, regulatory and information technology functions. Mr. Kletzel’s previous positions include President of the Research Division of Fisher Scientific International in Pittsburgh, Pennsylvania from 1996-1998 and President and COO of Devon Industries in Chatsworth, California from 1992-1996. He received his BS in Biology at Villanova University and is a retired Captain from the U.S. Marine Corps.

      Robert L. Mortensen has served as one of our directors since April 1992. Mr. Mortensen is a member of the Board of Directors of Lightwave Electronics Corporation a solid-state laser company that he founded in 1984 and until 2001 was either President or Chairman of the Board of that company. Mr. Mortensen holds an M.B.A. from Harvard University.

      Marvin J. Slepian, M.D. became a member of our Board of Directors in December 2003. Since 1991, Dr. Slepian has taught medicine at the University of Arizona and currently serves as a Professor of Medicine and Director of Interventional Cardiology at the Saver Heart Center at the University of Arizona. Dr. Slepian is also the founder and chief executive officer of SynCardia Systems, Inc., a privately-held company that is developing a complete artificial heart for patients with end-stage heart disease. He was also one of the founders of Focal, Inc., a publicly-traded company that developed novel polymer-based therapeutics for surgery and angioplasty, including the world’s fist synthetic tissue sealant. Focal Inc. was acquired by Genzyme, Inc. in April 2001. Dr. Slepian received a Bachelor of Arts degree from Princeton University in 1977 and a Medical Doctor degree from the University of Cincinnati College of Medicine in 1981. He did his residency in internal medicine at NYU School of Medicine/ Bellevue Hospital where he was also chief resident. In addition, Dr. Slepian was a Clinical and Research Fellow in the Cardiology Division of the John Hopkins University School of Medicine and participated in a second fellowship in interventional Cardiology at the Cleveland Clinic Foundation.

      Kurt E. Wehberg, M.D. became a member of our Board of Directors in December 2003. Since 2001, Dr. Wehberg has served as the Director of the Multidisciplinary Thoracic Oncology Center and the TMR Program at Peninsula Regional Medical Center in Salisbury, Maryland. From 1998 to 2001, Dr. Wehberg participated in a fellowship program for cardiothoracic surgery at the University of Maryland Medical System. He did his residency training in general surgery and cardiothoracic surgery at the University of Maryland Medical System in Baltimore. Dr. Wehberg received a Bachelor of Science degree from Loyola College in 1986 and a Medical Doctor degree from Eastern Virginia Medical School in 1992.

Attendance at Meetings

      Our Board of Directors held a total of six meetings during 2004. Of the total number of meetings of the Board of Directors held in 2004, all directors attended at least 75% of the meetings held.

      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Of the total number of meetings of the Audit Committee, the Compensation Committee and the Nominating Committee, all directors which were members of those committees during 2004 attended at least 75% of the meetings held.

      All Directors attended our annual shareholders’ meeting in June 2004 and each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of our shareholders, the Board and Committees of which he is a member.

Audit Committee

      The Audit Committee of Cardiogenesis’ Board of Directors is currently composed of two directors: Robert L. Mortensen and Robert C. Strauss. Messrs. Mortensen and Strauss are “independent directors” as that term is defined by the listing standards of the National Association of Securities Dealers. Mr. Strauss has been determined by the Board of Directors to be a “financial expert” as defined by the Securities and Exchange Commission by virtue of his experience as chief executive officer, president and/or chief financial officer of other operating companies as described in the biographical information provided above. Because Mr. Strauss has declined to stand for re-election upon the completion of the current term of office, the Audit Committee will be without a financial expert until such time as the Board of Directors can identify a suitable replacement and fill the vacancy. The Board of Directors has appointed Kurt E. Wehberg to serve as a member of the Audit Committee on an interim basis until the Board of Directors can identify a permanent replacement on the Audit Committee for Mr. Strauss.

      The Audit Committee is primarily responsible for approving the services performed by our independent auditors and for reviewing and evaluating our accounting principles and our system of internal accounting controls. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. The Audit Committee met five times in 2004. For additional information on the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

Nominating Committee

      The Nominating Committee of Cardiogenesis’ Board of Directors is currently composed of three directors: Michael J. Quinn, Robert L. Mortensen and Kurt E. Wehberg, M.D. Messrs. Mortensen and Wehberg are “independent directors” as that term is defined by the listing standards of the National Association of Securities Dealers. The Nominating Committee proposes nominees for election or reelection to the Board of Directors. Should a vacancy in the Board of Directors occur, the Nominating Committee will seek and nominate qualified individuals. The Nominating Committee did not meet in 2004. The Nominating Committee will consider nominees for director whose names are timely submitted by holders of our Common Stock in writing addressed to the Chairman of the Nominating Committee accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission (the “SEC”) were the shareholder soliciting proxies with regard to the election of such nominee. The Nominating Committee does not have a charter.

      Once the Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee based on a number of standards, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholder, employees, customers, guests and communities.

      The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Compensation Committee

      From the beginning of 2004, our Compensation Committee consisted of Robert C. Strauss, Joseph R. Kletzel and Marvin J. Slepian, M.D. In July 2004, Mr. Kletzel resigned from the Compensation Committee upon being appointed Senior Vice President and General Manager of the Pacific Division. From July 2004 to March 2005, the Compensation Committee of Cardiogenesis’ Board of Directors was composed of two directors: Robert C. Strauss and Marvin J. Slepian, M.D. In March 2005, the Compensation Committee was comprised of Kurt E. Wehberg, M.D. and Marvin J. Slepian, M.D.

      The Compensation Committee met three times in 2004. This committee reviews and approves our executive compensation policy and plan. For additional information on the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.”

Compensation Committee Interlocks and Insider Participation

      Michael J. Quinn, our Chairman, Chief Executive Officer and President, serves on the Board of Directors of SynCardia Systems, Inc., a privately-held company that is developing a complete artificial heart for patients with end-stage heart disease. Dr. Slepian is founder and chief executive officer of SynCardia Systems, Inc. Other than as described above, no member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Communications with Directors

      Any shareholder, who wishes to communicate directly with the Board of Directors or one or more specific directors, may send a letter addressed to the Board of Directors or to the specific directors intended to be addressed to the Company’s principal office. The Company will forward all communications to the Board of Directors or to the specific directors identified by the shareholder. The Company’s current policy is to send every shareholder’s communication addressed to the Board of Directors or to one or more specific directors to the identified directors.

Director Compensation

      For serving on the Board of Directors, directors who are not compensated as our employees or as consultants to us receive fees of $2,500 per board meeting and $500 per committee meeting, provided such committee meeting does not occur on the same day as a board meeting. We also have a Director Stock Option Plan for non-employee directors. In 2004, directors Marvin Slepian, M.D., Robert C. Strauss, Robert L. Mortensen and Kurt Wehberg, M.D. were each granted an option to purchase an aggregate of 7,500 shares of Common Stock upon re-election to our Board of Directors in June 2004. In addition, Messrs. Kletzel and Slepian were each granted an option to purchase an aggregate of 100,000 shares of common stock in June 2004 and August 2004, respectively.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the five (5) nominees for the Board of Directors listed above.

PROPOSAL TWO

AMENDMENTS TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 1,000,000 SHARES, AND TO EXTEND THE TERM OF THE PLAN THROUGH
MARCH 31, 2015

      The Stock Option Plan of Cardiogenesis (the “Option Plan”), was originally approved by the Board of Directors and the shareholders in April 1996 and was last amended and restated in June 2004. A total of 10,100,000 shares of Common Stock are currently reserved for issuance under the Option Plan. In May 2005, the Board of Directors approved a further increase of 1,000,000 shares of Common Stock issuable under the Option Plan, which, if approved by the shareholders, would increase the total shares of Common Stock reserved for issuance under the Option Plan since its inception to 11,100,000 shares. In addition, the original term of the Option Plan expires on March 31, 2006 and in May 2005, the Board of Directors approved an extension of the term of the Option Plan for an additional nine (9) years, which, if approved by the shareholders, would extend the term of the Option Plan through March 31, 2015.

      A summary of the principal terms of the Option Plan is located in Appendix B to this Proxy Statement.

      The Board of Directors believes the requested increase in the shares of Common Stock reserved for issuance under the Option Plan and the extension of the termination date of the Option Plan are in the best interests of Cardiogenesis. The Board of Directors believes that the increase will provide an adequate reserve of shares of Common Stock available for issuance under the Option Plan and the extension of the termination date of the Option Plan will enable Cardiogenesis to continue to provide the benefits of the Option Plan to its employees. The Board of Directors believes that these amendments are necessary to enable Cardiogenesis to compete successfully with other companies in attracting and retaining valuable employees and to expand its operations.

      As of May 30, 2005, options to purchase 4,331,960 shares of Common Stock were unexercised and outstanding under the Option Plan. As of May 30, 2005, 2,179,819 shares of Common Stock remained available for future option grants under the Option Plan, excluding the proposed increase of 1,000,000 shares. The aggregate market value of the unexercised and outstanding options to purchase 4,331,960 shares of Common Stock under the Option Plan at May 30, 2005 was $1,732,784 based on a closing price of $0.40 on the OTC Bulletin Board on that date. As of May 30, 2005, a total of 47 persons were eligible to receive awards under the Option Plan. See the section entitled “Amended and New Plan Benefits” below for certain information with respect to options granted under the Option Plan in 2004.

Vote Required

      The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the 2005 Annual Meeting is required for approval of this Proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the amendments to the Option Plan to (i) increase the number of shares of Common Stock reserved for issuance by 1,000,000 shares, and (ii) to extend the term of the Option Plan through
March 31, 2015.

PROPOSAL THREE

AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 500,000 SHARES, AND TO EXTEND THE TERM OF THE PLAN THROUGH MARCH 31, 2015

      The 1996 Employee Stock Purchase Plan of Cardiogenesis (the “Purchase Plan”) was originally approved by the Board of Directors and the shareholders in April 1996 and was last amended and restated in June 2004. A total of 1,000,000 shares of Common Stock are currently reserved for issuance under the Purchase Plan. In May 2005, the Board of Directors approved a further increase of 500,000 shares of Common Stock issuable under the Purchase Plan, which, if approved by the shareholders, would increase the total shares reserved for issuance under the Purchase Plan since its inception to 1,500,000 shares. In addition, the original term of the Purchase Plan expires on or about March 31, 2006 and in May 2005, the Board of Directors approved an extension of the term of the Purchase Plan for an additional nine (9) years, which, if approved by the shareholders, would extend the term of the Purchase Plan through March 31, 2015.

      A summary of the principal terms of the Purchase Plan is located in Appendix C to this Proxy Statement.

      The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code, permits eligible employees to purchase Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or at the end of each offering period, whichever is lower. Qualified employees are eligible to participate at the beginning of the first day of an offering period after their first full calendar month of full time employment. As of May 30, 2005, a total of 991,492 shares of Common Stock had been purchased under the Purchase Plan and 8,508 shares remained available for future purchase under the Purchase Plan. As of May 30, 2005, a total of 47 persons were eligible to receive awards under the Option Plan. See “Amended and New Plan Benefits” below for certain information with respect to participation in the Purchase Plan in 2004.

      The Purchase Plan is voluntary and encourages and motivates employees to participate in Cardiogenesis’s future through direct stock ownership. The Board of Directors believes that the availability of a sufficient number of shares available for issuance under the Purchase Plan and the extension of the expiration date of the Purchase Plan are integral to attract, retain and motivate qualified employees fundamental to the success of Cardiogenesis.

Vote Required

      The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the 2005 Annual Meeting is required for approval of this Proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the amendments to the 1996 Employee Stock Purchase Plan to (i) increase the number of shares of Common Stock reserved for issuance 500,000 shares, and (ii) to extend the term of the Employee Stock Purchase
Plan through March 31, 2015.

PROPOSAL FOUR

AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 150,000 SHARES AND TO EXTEND THE TERM OF THE PLAN THROUGH MARCH 31, 2015

      The Director Stock Option Plan of Cardiogenesis (the “Director Plan”) was originally approved by the Board of Directors and the shareholders in April 1996 and was last amended and restated in June 2004. A total of 875,000 shares of Common Stock are currently reserved for issuance under the Director Plan. In May 2005, the Board of Directors approved a further increase of 150,000 shares of Common Stock issuable under the Director Plan, which, if approved by the shareholders, would increase the total shares reserved for issuance under the Director Plan since its inception to 1,025,000 shares. In addition, the original term of the Director Plan expires on or about March 31, 2006 and in May 2005, the Board of Directors approved an extension of the term of the Director Plan for an additional nine (9) years, which, if approved by the shareholders, would extend the term of the Director Plan through March 31, 2015.

      A summary of the principal terms of the Director Plan is located in Appendix D to this Proxy Statement.

      The Board believes that the availability of an adequate number of shares reserved for issuance under the Company’s Director Plan is an important factor in attracting and retaining experienced and qualified persons to serve on the Company’s Board of Directors. The Board also believes that the Director Plan works to align the financial interests of the Board members with those of the Company’s shareholders. Therefore, subject to shareholder approval, the Board has amended the Director Plan to increase the number of shares reserved for issuance under the Director Plan by 150,000 shares.

      Under the Director Plan, each new non-employee director automatically receives a non-statutory stock option to purchase 22,500 shares of the Company’s Common Stock upon becoming a non-employee director (a “First Option”). Each non-employee director is also automatically granted a non-statutory option to purchase 7,500 shares of Common Stock upon re-election annually to the Board of Directors (a “Subsequent Option”). Under the Director Plan, unless otherwise specified by the Board, shares subject to the First Option shall become exercisable on a monthly basis for a period of thirty-six months from the date of grant and shares subject to the Subsequent Option shall become exercisable on a monthly basis for a period of twelve months from the date of grant.

      As of May 30, 2005, under the Director Plan, options to purchase 502,500 shares of Common Stock were outstanding and 7,500 options had been exercised. The aggregate market value of the unexercised and outstanding options to purchase 502,500 shares of Common Stock under the Director Plan was $201,000 based on a closing price of $0.40 on the OTC Bulletin Board on May 30, 2005. See “Amended and New Plan Benefits” below for certain information with respect to options granted under the Director Plan in 2004.

      As of May 30, 2005, Messrs. Strauss, Mortensen, Wehberg and Slepian are eligible to receive awards under the Director Plan.

Vote Required

      The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the 2005 Annual Meeting is required for approval of this Proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the amendments to the Director Stock Option Plan to (i) increase the number of shares of Common Stock reserved for issuance 150,000 shares, and (ii) to extend the term of the Director Stock Option Plan through March 31, 2015.

INDEPENDENT AUDITORS

      Our current independent auditor is PricewaterhouseCoopers LLP (“PWC”). PWC has audited our financial statements annually since 1996. Representatives of PWC are not expected to be present at the 2005 Annual Meeting and thus will not have an opportunity to make a statement or to respond to appropriate questions.

Audit Fees

      The following is a description of fees paid to PWC for each of the last two fiscal years:

	2003	2004

Audit Fees	$95,420	$189,680
Audit-Related Fees	3,480	93,292
Tax Fees	31,825	39,914
All Other Fees	—	1,500

Total PWC Fees	$130,725	$324,386

      Audit fees represent amounts paid for professional services rendered for the audit of financial statements for such periods and the review of the financial statements included in Cardiogenesis’ Quarterly Reports on Form 10-Q during such periods.

      Audit Related fees were for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including services related to registration of securities sold by the Company during the year in question.

      Tax fees were for the aggregate fees billed for professional services rendered by PWC for tax compliance services. All other fees consist of an annual subscription to PWC Comperio, an online library of authoritative financial reporting and assurance literature.

      Audit Committee Policies and Procedures for Pre-approval of Audit and Non-Audit Services

      The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors.

      The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by PWC, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee has considered whether the services provided by PWC are compatible with maintaining the independence of PWC and has concluded that the independence of PWC is maintained and is not compromised by the services provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth information known to us regarding the beneficial ownership of our common stock as of April 15, 2005; by each of the following:

•	each person know to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each named executive officer;

•	each of our directors; and

•	all executive officers and directors as a group.

      Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within sixty days of the date of this prospectus are deemed outstanding for purposes of computing the beneficial ownership by the person holding such options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the principal address of each of the stockholders below is Cardiogenesis Corporation, 26632 Towne Center Drive, Suite 320, Foothill Ranch, California, 92610.

	Shares of Common Stock
	Beneficially Owned(1)

		Percentage
Name of Beneficial Owner	Number	Ownership

5% Shareholders:
Perkins Capital Management, Inc.(2)	5,389,400	12.8%
730 East Lake Street Wayzata, MN 55391

Directors:
Joseph R. Kletzel, Sr.(3)(4)	170,556	*
Robert L. Mortensen(5)	199,571	*
Marvin J. Slepian, M.D.(6)	118,125	*
Robert C. Strauss(7)	156,875	*
Kurt E. Wehberg, M.D.(8)	18,125	*

Named Executive Officers:
Michael J. Quinn(9)(10)	1,859,365	4.4%
Christine G. Ocampo(11)	183,833	*
Richard P. Lanigan(12)	532,355	1.3%
Henry R. Rossell(13)	238,195	*
Janet M. Fauls(14)	162,813	*
Lorrie Orton(15)	84,998	*
All directors and officers as a group (14 persons)(16)	3,926,959	8.6%

*	Less than 1%.

(1)	Percentage ownership is based on 42,216,495 shares of Common Stock outstanding as of April 15, 2005.

(2)	The number of shares of Common Stock beneficially owned or of record has been determined solely from information reported on a Schedule 13G as of February 4, 2005.

(3)	Joseph R. Kletzel is a member of the Board of Directors and became an Officer in June 2005 when he assumed the role of Senior Vice President, General Manager, Western Division.

(4)	Includes 170,556 shares of Common Stock subject to stock options held by Mr. Kletzel that are exercisable within 60 days of April 15, 2005.

(5)	Includes 173,375 shares of Common Stock subject to stock options held by Mr. Mortensen that are exercisable within 60 days of April 15, 2005.

(6)	Includes 118,125 shares of Common Stock subject to stock options held by Dr. Slepian that are exercisable within 60 days of April 15, 2005.

(7)	Includes 156,875 shares of Common Stock subject to stock options held by Mr. Strauss that are exercisable within 60 days of April 15, 2005.

(8)	Includes 18,125 shares of Common Stock subject to stock options held by Dr. Wehberg that are exercisable within 60 days of April 15, 2005.

(9)	Michael J. Quinn is both a member of the Board of Directors and a Named Executive Officer in his positions as Cardiogenesis’ Chief Executive Officer, President and Chairman of the Board.

(10)	Includes 1,656,715 shares of Common Stock subject to stock options held by Mr. Quinn that are exercisable within 60 days of April 15, 2005.

(11)	Includes 183,833 shares of Common Stock subject to stock options held by Ms. Ocampo that are exercisable within 60 days of April 15, 2005.

(12)	Includes 496,772 shares of Common Stock subject to stock options held by Mr. Lanigan that are exercisable within 60 days of April 15, 2005.

(13)	Includes 238,195 shares of Common Stock subject to stock options held by Mr. Rossell that are exercisable within 60 days of April 15, 2005.

(14)	Includes 147,791 shares of Common Stock subject to stock options held by Ms. Fauls that are exercisable within 60 days of April 15, 2005.

(15)	Lorrie Orton resigned from her position as Cardiogenesis’ Vice President, General Manager of the Pacific Division in July 2004. Includes 84,998 shares of Common Stock subject to stock options held by Ms. Orton that were exercisable within 60 days of July 16, 2004.

(16)	Includes options to purchase an aggregate of 3,647,508 shares of Common Stock held by all named executive officers, current officers and directors as a group exercisable within 60 days of April 15, 2005.

MANAGEMENT

Executive Officers

      The following table and discussion sets forth information with regards to Cardiogenesis’ current executive officers (the “Current Executive Officers”).

Name	Age	Position

Michael J. Quinn	61	Chairman of the Board, President and Chief Executive Officer
Gerard A. Arthur	46	Vice President and General Manager of Worldwide Services
Janet M. Fauls	42	Vice President of Regulatory, Quality and Clinical Affairs
Joseph R. Kletzel, II	55	Director, Senior Vice President, General Manager of Pacific Division
Lee Langford	31	Vice President, General Manager of Central Area
Richard P. Lanigan	45	Senior Vice President of Marketing
John P. McIntyre	40	Vice President, Research and Development
Christine G. Ocampo	32	Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary
Henry R. Rossell, Jr.	47	Senior Vice President, General Manager, Atlantic Division
Charles Scarano	43	Vice President, General Manager of International Division

      Biographical information for Michael J. Quinn and Joseph R. Kletzel, II are set forth above under Proposal One for the Election of Directors.

      Gerard A. Arthur has served as our Vice President, General Manager of the Worldwide Service Division since December 2003. From 1993 to December 2003, Mr. Arthur was our Director of Worldwide Service. Prior to Cardiogenesis, from 1991 to 1993, Mr. Arthur served as Service Manager at Intelligent Surgical Lasers, Inc. From 1990 to 1991, he served as Manager, Laser Services at National Instrument Service Corporation. From 1986 to 1990, he served as Service Manager, Medical Lasers at Carl Zeiss, Inc. Mr. Arthur has worked in the medical laser field for over twenty years. He is a graduate of the School of Marine Radio & Radar, Limerick, Ireland.

      Janet M. Fauls has served as Vice President of Regulatory, Quality and Clinical Affairs since November 2001. Prior to joining Cardiogenesis, Ms. Fauls held various management positions, most recently Director of Worldwide Regulatory Affairs, Biologics at Allergan. In the preceding 15 years, she held increasingly responsible management positions in Regulatory Affairs at Edwards Lifesciences, Alliance Pharmaceutical Corporation, and Allergan. From 1984 to 1987, she served as a chemist in the aerospace industry. Ms. Fauls holds a Bachelor of Science degree in Chemistry from the University of California, Santa Barbara.

      Lee Langford has served as Vice President & General Manager of Central Sales Division since January 2005. Prior to joining Cardiogenesis, Mr. Langford worked in both the Surgical and Oncology Divisions of Imagyn Medical Technologies and with Given Imaging where he served as the Southeast Regional Manager, developing the number one region in the country in less than a year. Mr. Langford is a graduate of the U.S. Military Academy in West Point, where he received his B.S. in General Engineering. Mr. Langford rapidly rose through the military ranks and was honorably discharged from the Army at the rank of Captain in the Infantry Branch finishing his time of service as a Battalion Logistics and Supply Officer. During his military career, Mr. Langford was awarded a wide array of honors including the RANGER tab, Airborne Wings, Army Service Ribbon, Armed Forces Service Medal, Army Commendation Medal and many more.

      Richard P. Lanigan has been our Vice President of Government Affairs and Business Development since March 2001, Vice President of Sales and Marketing since March 2000 and Director of Marketing since 1997. From 1992 to 1997, Mr. Lanigan served in various positions, most recently Marketing Manager, at Stryker Endoscopy. From 1987 to 1992, Mr. Lanigan served in Manufacturing and Operations management at Raychem Corporation. From 1981 to 1987, he served in the U.S. Navy where he completed six years of service as Lieutenant in the Supply Corps. Mr. Lanigan has a Bachelors of Arts in Finance from Notre Dame and a Masters degree in Systems Management from the University of Southern California.

      John P. McIntyre was promoted to the position of Vice President of R&D in March 2005 from the position of Director of Product Development & Quality. Mr. McIntyre has over 15 years experience in the medical device industry. Prior to joining Cardiogenesis, Mr. McIntyre worked in the Cardio Vascular and Vascular Divisions of Edwards Lifesciences Corporation (formerly Baxter Healthcare Corporation) and Innercool Therapies, Inc. in positions of increasing responsibility for both R&D Engineering and Regulatory Affairs. Mr. McIntyre received his B.S. in Bioengineering, graduating Magna Cum Laude from University of California-San Diego and his M.S. in Biomedical Engineering from University of California-Davis as a National Science Foundation Graduate Research Fellowship Stipend Winner.

      Christine G. Ocampo has served as our Vice President and Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary since November 2003. From 2001 to November 2003, Ms. Ocampo served in the role of Vice President and Corporate Controller. She first joined the Company in April 1997 and spent four years as our Accounting Manager. Prior to joining us, Ms. Ocampo held a management position in Finance at Mills-Peninsula Health Systems in Burlingame, CA, and spent three years as an Audit Senior for Ernst & Young LLP. She graduated with a Bachelors of Science in Accounting from Seattle University and became a licensed Certified Public Accountant in 1996.

      Henry R. Rossell, Jr. has been our Senior Vice President of Worldwide Sales and Marketing since January 2003. From 1999 to 2002, Mr. Rossell served as Senior Vice-President, Sales and Marketing, Surgical Products Division at Imagyn Medical Technologies, Inc. From 1998 to 1999, he served as Vice President of the Education Services Group at Medascend, Inc. From 1994 to 1998, Mr. Rossell served as Vice President of Sales at Deknatel Snowden-Pencer and at Genzyme Surgical Products following the acquisition of Deknatel by Genzyme. Prior to Genzyme, Mr. Rossell spent 17 years in several sales management positions at Baxter Healthcare International where his most recently held position was Area Vice President, Corporate Sales and Marketing. Mr. Rossell has a Bachelors of Arts in History from Duke University.

      Charles Scarano was promoted to Vice President & General Manager, International Division in January 2005 from the position of Director of Marketing. Before joining Cardiogenesis, Mr. Scarano worked with Oropro, Inc. on early stage funding, branding and strategic marketing efforts. Before Oropro he worked as Vice President of Marketing at Optimize, Inc. and prior to that he served as Vice President of Sales for Gabriel Medical. Prior to joining Gabriel Medical, Mr. Scarano spent several years with Stryker Endoscopy. Mr. Scarano began his career in medical sales with Allergan Pharmaceuticals. Mr. Scarano received his B.A. in Communications from Arizona State University.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Employment Contracts of Executive Officers

      Michael J. Quinn entered into an employment agreement with us on September 27, 2001 which was amended on March 16, 2005. Mr. Quinn’s employment agreement provides for an annual salary of $436,650, subject to annual review and increase at the discretion of the Board of Directors. Mr. Quinn may also be entitled to receive (i) an annual bonus, the amount of which shall be determined by the Board of Directors, not to exceed 50% of Mr. Quinn’s annual salary, and (ii) options or other rights to acquire our common stock, under terms and conditions determined by the Compensation Committee of the Board of Directors. Mr. Quinn’s employment agreement provides that his employment is for an initial term of three years, which automatically renews for one year terms after the initial term unless terminated in writing thirty days prior to the commencement of a new one year term. Mr. Quinn may be terminated at any time with or without cause subject to certain termination provisions.

Executive Officer Compensation

      The following table sets forth certain information concerning the annual and long-term compensation for services rendered in all capacities to us for the fiscal year 2004 by (i) all individuals who served at one point during 2004 as our Chief Executive Officer, (ii) each person serving as an executive officer at the end of the fiscal year 2004 having compensation of at least $100,000, and (iii) one additional individual who served as an executive officer for us during fiscal year 2004 but was not employed as an executive officers at the end of the fiscal year 2004.

Summary Compensation Table

							Long Term
							Compensation
							Awards

		Annual Compensation					Securities
	Fiscal				Other Annual		Underlying
Name and Principal Position	Year	Salary($)		Bonus($)	Compensation($)		Options/SARs(#)

Michael J. Quinn	2004	$410,000		$90,000	—		155,000
Chief Executive Officer, President and	2003	388,400		80,000	—		439,008
Chairman of the Board	2002	369,930		—	—		75,000
Christine G. Ocampo	2004	175,000		25,000	—		50,000
Vice President and Chief Financial	2003	136,000	(1)	20,000	—		94,138
Officer, Secretary and Treasurer	2002	121,000		11,000	—		17,000
Richard P. Lanigan	2004	250,000		40,000	—		50,000
Senior Vice President of Marketing	2003	223,650		30,000	—		233,134
	2002	222,555		—	—		37,500
Henry R. Rossell	2004	175,000		25,000	$12,000	(2)	50,000
Senior Vice President, GM, Atlantic	2003	175,000		—	—		150,000
Division
Janet M. Fauls	2004	170,100		17,000	—		27,000
Vice President of Regulatory, Quality	2003	157,500		15,000	—		68,250
and Clinical Affairs	2002	150,000		—	—		17,000
Lorrie Orton	2004	152,600		—	6,000	(2)	10,000
Vice President, GM, Pacific	2003	330,900		—	9,500	(2)	25,000
Division(3)	2002	262,800		—	8,750	(2)	60,000

(1)	Upon her appointment as Chief Financial Officer, Secretary and Treasurer, Ms. Ocampo’s annual base salary was increased to $160,000.

(2)	Car allowance.

(3)	Served as an executive officer of the Company from March 26, 2004 to July 16, 2004.

Option Grants in Fiscal Year 2004

      The following table sets forth information regarding grants of stock options to purchase shares of our common stock made to the executive officers in the Summary Compensation Table above during the year ended December 31, 2004.

Option Grants in Last Fiscal Year Individual Grants(1)

		Percentage of			Potential Realizable
	Number of	Total			Value at Annual Rates of
	Securities	Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term(2)
	Options	Employees in	Price per	Expiration
Name	Granted	Fiscal Year	Share	Date	5%	10%

Michael J. Quinn	155,000	23%	$1.03	2/26/2014	$100,403	$254,441
Christine G. Ocampo	50,000	7%	$1.03	2/26/2014	$32,388	$82,078
Richard P. Lanigan	50,000	7%	$1.03	2/26/2014	$32,388	$82,078
Henry R. Rossell	50,000	7%	$1.03	2/26/2014	$32,388	$82,078
Janet M. Fauls	27,000	4%	$1.03	2/26/2014	$17,490	$44,322
Lorrie Orton	10,000	1%	$1.03	2/26/2014	$6,478	$16,416

(1)	Each of these options was granted pursuant to our Stock Option Plan. A total of 688,500 shares of Common Stock issuable upon exercise of options were granted to our employees in the year ended December 31, 2004.

(2)	In accordance with the rules of the Securities and Exchange Commission, shown are the hypothetical gains or “option spreads” that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future increases in the price of our Common Stock.

(3)	Served as an executive officer of the Company from March 26, 2004 to July 16, 2004.

Options Outstanding in Fiscal Year 2004

      The following table sets forth certain information for the year ended December 31, 2004 concerning exercised, exercisable and unexercisable stock options held by each of the Named Executive Officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		Fiscal Year-End(#):		Fiscal Year-End($)(1):
	Acquired on	Value
	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Quinn	—	—	1,403,591	165,417	$78,032	$—
Christine G. Ocampo	—	—	96,472	35,445	$—	$—
Richard P. Lanigan	—	—	397,467	79,167	$35,946	$—
Henry R. Rossell	—	—	141,166	58,334	$25,875	$1,125
Janet M. Fauls	—	—	100,500	21,750	$7,088	$—
Lorrie Orton	—	—	—	—	$—	$—

(1)	The value for an “in the money” option represents the difference between the exercise price of such option as determined by Cardiogenesis’ Board of Directors and $0.59, the closing price of Cardiogenesis’ Common Stock on December 30, 2004, multiplied by the total number of shares subject to the option.

(2)	Served as an executive officer of the Company from March 26, 2004 to July 16, 2004.

Amended and New Plan Benefits

      The granting of awards under the Option Plan and the Purchase Plan is discretionary, and Cardiogenesis cannot now determine the number or type of awards to be granted in the future to any particular group or person. The following table sets forth, as to the executive officers named under “Summary Compensation Table” above as well as each of the Current Executive Officers individually, all Current Executive Officers as of April 15, 2005 as a group, all directors as of April 15, 2005 who are not executive officers as a group and all other employees as of April 15, 2005 as a group the following information regarding benefits received or allocated to the persons and groups set forth below for the last completed fiscal year: (a) with respect to the Option Plan: (i) the market value of the shares of Common Stock underlying such options as of April 15, 2005 based on a closing price of $0.50 on the OTC Bulletin Board on that date, minus the exercise price of such shares; and (ii) the number of shares of Cardiogenesis’ Common Stock subject to options granted during the fiscal year ended December 31, 2004 under the Option Plan; and (b) with respect to the Purchase Plan: (i) the market value of the shares of Common Stock issued as of April 15, 2005 based on a closing price of $0.50 on the OTC Bulletin Board on that date, minus the purchase price of such shares; and (ii) the number of shares of Cardiogenesis’ Common Stock issued under the Purchase Plan during the fiscal year ended December 31, 2004.

	Stock Option Plan				Directors Stock Option Plan
			1996 Employee
		Number of	Stock Purchase Plan			Number of
Name of Individual		Shares Subject				Shares Subject
or Identity of	Dollar	to Options	Dollar	Number of	Dollar	to Options
Group or Position	Value($)(1)	Granted(#)	Value($)(1)	Shares Issued(#)	Value($)(1)	Granted(#)

Michael J. Quinn	$—	155,000	$—	—	$—	—
President, Chief Executive Officer and Chairman of the Board
Gerard A. Arthur	—	20,000	—	—	—	—
Vice President of Worldwide Service
Janet M. Fauls	—	27,000	—	1,087	—	—
Vice President of Regulatory, Quality and Clinical Affairs
Joseph R. Kletzel, Sr.	—	100,000	—	—	—	—
Senior Vice President, General Manager, Western Division, Director
Lee S. Langford	—	—	—	—	—	—
Vice President, General Manager, Central Division
Richard P. Lanigan	—	50,000	—	—	—	—
Senior Vice President of Marketing
John McIyntre	—	7,500	$2,981	38,338	—	—
Vice President of Research and Development
Christine G. Ocampo	—	50,000	—	—	—	—
Vice President and Chief Financial Officer

	Stock Option Plan				Directors Stock Option Plan
			1996 Employee
		Number of	Stock Purchase Plan			Number of
Name of Individual		Shares Subject				Shares Subject
or Identity of	Dollar	to Options	Dollar	Number of	Dollar	to Options
Group or Position	Value($)(1)	Granted(#)	Value($)(1)	Shares Issued(#)	Value($)(1)	Granted(#)

Henry R. Rossell, Jr.	—	50,000	—	—	—	—
Senior Vice President, General Manager, Atlantic Division
Charles Scarano	—	65,000	—	—	—	—
Vice President, General Manager, International Division
Robert L. Mortensen	—	—	—	—	—	7,500
Director
Marvin J. Slepian, M.D	—	—	—	—	—	107,500
Director
Robert C. Strauss	—	—	—	—	—	7,500
Director
Kurt E. Wehberg, M.D	—	—	—	—	—	7,500
Director
All Current Executive Officers as a group	—	524,500	$2,981	39,425	—	—
All Named Executive Officers as a group	—	332,000	—	1,087	—	—
All current directors who are not executive officers as a group	—	—	—	—	—	130,000
All other employees as a group	—	164,000	$8,563	126,049	—	—

(1)	Dollar values for options are based upon the difference between the closing price of a share of Common Stock on the OTC Bulletin Board on April 15, 2005 and the exercise price of the option. Dollar values for shares issued under the Purchase Plan are based upon the closing price of the Common Stock on the OTC Bulletin Board on April 15, 2005. If no value is listed, stock options granted under the Stock Option Plan are of no value because the exercise price of the stock options is above the current trading price of Cardiogenesis’ Common Stock based on a closing price of $0.50 on the OTC Bulletin Board on April 15, 2005.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004, including the 1996 Stock Option Plan, as amended and restated in June 2004, and the 1996 Director Stock Option Plan, as amended and restated in June 2004.

	(a)	(b)	(c)	(d)
Number of
Securities
	Number of		Remaining Available
	Securities to be		for Issuance
	Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans	Total of
	Outstanding	Outstanding	(Excluding	Securities Reflected
	Options, Warrants	Options, Warrants	Securities Reflected	in Columns
Plan Category	and Rights	and Rights	in Columns (a))	(a) and (c)

Equity Compensation Plans Approved by Shareholders	4,834,460	$1.16	2,544,819	7,379,279
Equity Compensation Plans Not Approved by Shareholders	—	N/A	—	—

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the exchange Cardiogenesis is listed on. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that, except as indicated below, all of our executive officers, directors and ten percent shareholders complied with all applicable filing requirements during 2004, except as follows: (1) Ms. Fauls failed to timely file a Form 3 with respect to her appointment to an officer position at Cardiogenesis in her role as Vice President of Regulatory, Quality and Clinical Affairs on March 26, 2004. Ms. Fauls subsequently filed the requisite Form 3 on October 21, 2004. Mr. Arthur failed to timely file a Form 3 with respect to his appointment to an officer position at Cardiogenesis in his role as Vice President, General Manager, Service Division. Mr. Arthur subsequently filed the requisite Form 3 on October 21, 2004. Mr. Quinn failed to timely file a Form 4 with respect to the acquisition of 155,000 shares of stock options on February 26, 2004. Mr. Quinn subsequently filed the requisite Form 4 on October 21, 2004. Mr. Mortensen failed to timely file a Form 4 with respect to the acquisition of 7,500 shares of stock options on June 17, 2004. Mr. Mortensen subsequently filed the requisite Form 4 on October 21, 2004. Dr. Wehberg failed to timely file a Form 4 with respect to the acquisition of 7,500 shares of stock options on June 17, 2004. Dr. Wehberg subsequently filed the requisite Form 4 on October 21, 2004. Mr. Strauss failed to timely file a Form 4 with respect to the acquisition of 7,500 shares of stock options on June 17, 2004. Mr. Strauss subsequently filed the requisite Form 4 on October 21, 2004. Mr. Kletzel failed to timely file a Form 4 with respect to the acquisition of 100,000 shares of stock options on June 30, 2004. Mr. Kletzel subsequently filed the requisite Form 4 on October 21, 2004. Dr. Slepian failed to timely file a Form 4 with respect to the acquisition of 7,500 shares of stock options on June 17, 2004. Dr. Slepian subsequently filed the requisite Form 4 on October 21, 2004.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee reviews Cardiogenesis’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. Cardiogenesis’ independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee has met, reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee, also, received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Cardiogenesis and its management. Additionally, the Audit Committee did consider whether the independent auditors’ provision of non-audit related services were compatible with the independent auditors’ independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended December 31, 2004 be included in Cardiogenesis’ Annual Report on Form 10-K for filing with the SEC.

Audit Committee

Robert C. Strauss, Chairman
Robert L. Mortensen

      The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Cardiogenesis specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The following is the Report of the Cardiogenesis Compensation Committee, describing the compensation policies and rationale applicable to our executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2004. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

TO: Board of Directors

      The Compensation Committee (the “Committee”) of the Board of Directors reviews and approves Cardiogenesis’ executive compensation policies. The Committee administers Cardiogenesis’ various incentive plans, including the Stock Option Plan and the Employee Stock Purchase Plan, sets compensation policies applicable to Cardiogenesis’ executive officers and evaluates the performance of Cardiogenesis’ executive officers. The following is a report of the Committee describing compensation policies and rationale applicable with respect to the compensation paid to Cardiogenesis’ executive officers for the fiscal year ended December 31, 2004.

Compensation Philosophy

      Cardiogenesis’ executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of Cardiogenesis and the enhancement of shareholder value. In addition to base salary, certain elements of total compensation are payable in the form of variable incentive plans tied to the performance of Cardiogenesis and the individual, and in the equity-based plans designed to closely align executive and shareholder interests.

Base Salary

      Base salary for executives, including that of the chief executive officer, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. In order to evaluate the competitive position of Cardiogenesis’ salary structure, the Committee makes reference to publicly available compensation information and informal compensation surveys obtained by management with respect to cash compensation and stock option grants to officers of comparable companies in the high-technology sector, Cardiogenesis’ industry and its geographic location. Executive salary levels are set to approximate average rates, with the intent that superior performance under incentive bonus plans will enable the executive to elevate his total cash compensation levels that are above average of comparable companies. The Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

Compensation to Chief Executive Officer in 2004

      Pursuant to an employment agreement effective September 27, 2001 and amended on July 3, 2002 and further amended on March 16, 2005, which superseded an earlier letter employment agreement effective October 16, 2000, Mr. Michael Quinn, Cardiogenesis’ Chief Executive Officer, received base salary compensation of $410,000 during 2004.

      Mr. Quinn’s base salary was initially established by the Board of Directors. It was based on the Board’s assessment that Mr. Quinn was uniquely qualified to lead Cardiogenesis with his strong operational experience and history of accomplishments in the marketing and sales of products. The Board determined that his vision for Cardiogenesis and his proven record of successful team building would be pivotal to realizing the full potential of Cardiogenesis.

      In determining Mr. Quinn’s bonus, the Compensation Committee made an overall assessment of his leadership in establishing the Company’s long-term and short-term strategic, operational and business goals. The Compensation Committee considered financial results of the Company, such as the 260% increase in operating income from 2003 to 2004, as a basis for awarding Mr. Quinn a $90,000 bonus in 2004. In addition, the Committee assessed the Company’s achievement of other previously established non-financial criteria such as the introduction of new products during 2004. Mr. Quinn’s bonus was intended to reflect the importance of his invaluable contribution to the Company’s current progress and future successes.

Stock Option Plan, Stock Purchase Plan and Certain Other Compensation

      The Committee believes that Cardiogenesis’ Stock Option Plan is an essential tool to link the long-term interests of shareholders and employees, especially executive management, and serves to motivate executives to make decisions that will, in the long run, give the best returns to shareholders. Stock options are generally granted when an executive joins Cardiogenesis, with subsequent grants also taking into account the individual’s performance and the vesting status of previously granted options. These options typically vest over a three year period and are granted at an exercise price equal to the fair market value of Cardiogenesis’ Common Stock at the date of grant. The sizes of initial option grants are based upon the position, responsibilities and expected contribution of the individual. This approach is designed to maximize shareholder value over a long term, as no benefit is realized from the option grant unless the price of Cardiogenesis’ Common Stock has increased over a number of years.

      In addition to the Stock Option Plan, executive officers are eligible to participate in Cardiogenesis’ Employee Stock Purchase Plan. This plan allows employees to purchase Cardiogenesis’ Common Stock at a price equal to 85% of the lower of the fair market value at the beginning of the offering period or the fair market value at the end of the purchase period.

      Other elements of executive benefits include life and long-term disability insurance, medical benefits and a 401(k) plan with an employer matching contribution for the fiscal year ended December 31, 2004. All such benefits are available to all regular, full-time employees of Cardiogenesis. Cardiogenesis also maintains a Management Incentive Compensation Program for officers and certain other management positions, pursuant to which bonuses are paid out if Cardiogenesis attains certain bonus targets.

      The foregoing report has been furnished by the Compensation Committee of the Board of Directors of Cardiogenesis.

Compensation Committee

Kurt E. Wehberg, M.D.
Marvin J. Slepian, M.D.

STOCK PERFORMANCE GRAPH

      The Stock Performance Graph below shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference in any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

      The following graph and accompanying table sets forth Cardiogenesis’ total cumulative shareholder return as compared to the NASDAQ Stock Market — Total Return Index (the “NASDAQ Total Return Index”) and the NASDAQ Stock Market — Medical Devices, Instruments and Supplies, Manufacturers and Distributors Total Return Index (the “NASDAQ Medical Devices Index”) from December 31, 1999 through December 31, 2004. Total shareholder return assumes $100 was invested at the beginning of the period in the Common Stock of Cardiogenesis, the stocks represented in the NASDAQ Total Return Index and the stocks represented in the NASDAQ Medical Devices Index, respectively. Total return also assumes reinvestment of dividends. Cardiogenesis has paid no dividends on its Common Stock. Historical stock price performance should not be relied upon as indicative of future stock price performance.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG CARDIOGENESIS CORPORATION,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1999

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

CARDIOGENESIS CORPORATION	100.00	11.44	15.86	5.15	11.12	8.14

NASDAQ MEDICAL DEVICES INDEX	100.00	110.32	134.26	108.57	159.71	185.72

NASDAQ MARKET INDEX	100.00	62.85	50.10	34.95	52.55	56.97

INCORPORATION BY REFERENCE

      In our filings with the SEC, information is sometimes “incorporated by reference”. This means that we are referring you to information that has previously been filed with the SEC, so that information should be considered as part of the filing that you are reading. Our annual report on Form 10-K for the 2004 fiscal year included with the mailing of this proxy statement is incorporated by reference.

OTHER MATTERS

      Cardiogenesis knows of no other matters to be submitted at the 2005 Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

Christine G. Ocampo
Secretary

Dated: June 15, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including by reviewing the financial reports and other financial information provided by the Company to its shareholders, the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

      The Committee shall review the adequacy of this Charter on an annual basis.

Membership and Meetings

      The Committee shall be comprised of not less than three non-employee members of the Board. The Board shall designate a chairman of the Committee. The Committee’s composition will meet the requirements of the Audit Committee Policy of the NASDAQ.

      Accordingly, all of the members will be directors who:

•	Have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

•	Are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

      The Committee shall meet as frequently as the committee may deem appropriate.

Key Responsibilities

      The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including any internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	Review and discuss with management and the independent auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (‘SAS’) No. 61, as amended.

•	The Committee or the Chairman of the Committee shall review with management and the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to

A-1

be filed with Securities and Exchange Commission and any matters required to be discussed by SAS No. 61; this review will occur prior to the Company’s filing of the Form 10-Q.

•	Discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

•	The audit committee shall review the independence and performance of the auditors. With respect to the independence of the independent auditors, the Committee shall:

•	Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

•	Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

•	Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

•	The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

Other Matters

      The Committee shall prepare such reports as are required by the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement and maintain minutes of its meetings.

A-2

APPENDIX B

DESCRIPTION OF THE STOCK OPTION PLAN

AS LAST AMENDED AND RESTATED JUNE 2004

      Generally: Cardiogenesis’ Stock Option Plan (the “Option Plan”) was originally approved by the Board of Directors and the shareholders in April 1996 and was last amended and restated in June 2004. The total number of shares currently reserved for issuance under the Option Plan is 10,100,000 shares. In May 2005, the Board of Directors approved a further increase of 1,000,000 shares issuable under the Option Plan, which, if approved by the shareholders, would increase the total shares reserved for issuance under the Option Plan since its inception to 11,100,000 shares. In addition, the original term of the Option Plan expires on March 31, 2006 and in May 2005, the Board of Directors approved an extension of the term of the Option Plan for an additional nine (9) years, which, if approved by the shareholders, would extend the term of the Option Plan through March 31, 2015.

      Options granted under the Option Plan may be either “incentive stock options” (ISOs), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or non-statutory options (NSOs).

      The Option Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

      Purpose of the Option Plan: The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of Cardiogenesis and to promote the success of Cardiogenesis’ business.

      Administration of the Option Plan: The Option Plan may be administered by the Board of Directors of Cardiogenesis or by one or more Committees appointed by the Board of Directors (the “Administrator”). The Administrator has full power to select the individuals to whom Options will be granted from among the officers, directors, consultants or other employees eligible for grants, to make any combination of grants to any participant and to determine the specific terms of each grant, subject to the provisions of the Option Plan.

      The interpretation of any provision of the Option Plan by the Administrator shall be final and conclusive. Members of the Board of Directors or its Committee receive no additional compensation for their services as Administrator of the Option Plan.

      Eligibility: The Option Plan provides that Options may be granted to employees and consultants (including employees, consultants and directors of Cardiogenesis and its majority-owned subsidiaries). ISOs may be granted only to employees (including employees of Cardiogenesis and its majority-owned subsidiaries). Outside directors are excluded from participation in the Option Plan.

      Stock Options: The Option Plan permits the granting of stock options that are intended to qualify as either ISOs or NSOs. In the case of ISOs, the option exercise price for each share shall not be less than 100% of fair market value of a share of Common Stock on the date of grant of such option. In the case of NSOs, the option exercise price for each share covered shall be determined by the Administrator, but shall be no less than 100% of the fair market value per share on the date of grant. The fair market value of the Common Stock shall be the closing price as of the date prior to the date of grant as reported by the NASDAQ National Market System or other stock exchange. The term of each option will be fixed by the Administrator but may not exceed ten years from the date of grant for ISOs. The Administrator will determine the time or times that each option may be exercised. No employee may be granted an Option for more than 300,000 Shares in any fiscal year; provided however that in connection with initial employment an employee may be granted up to 600,000 additional shares.

      The exercise price of Options granted under the Option Plan must be paid in full by cash, check, shares of Cardiogenesis (which, in the case of shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from Cardiogenesis and which have a fair market value on the exercise date equal to the aggregate exercise price of the shares as to which said Option shall be exercised) or promissory note. The Administrator may authorize as payment the retention of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised or it may authorize delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to Cardiogenesis the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payment by any combination of the foregoing methods. For any ISO, the form of payment permitted will be stated on the notice of grant of the Option.

      In the event of termination of employment or of an Optionee’s consultancy for any reason, including retirement, an Option may thereafter be exercised (to the extent it was exercisable), for a period of ninety days, subject to the stated term of the Option. If an Optionee’s employment or consultancy is terminated by reason of the Optionee’s death or disability, the Option will in general be exercisable for twelve (12) months following death, subject to the stated term of the Option.

      To qualify as ISOs, Options must meet additional federal income tax requirements. Under current law these requirements include limits on the value of ISOs that may become first exercisable annually with respect to any Optionee, and a shorter exercise period and a higher minimum exercise price in the case of certain large shareholders.

      Stock Purchase Rights: The Option Plan permits Cardiogenesis to grant stock purchase rights to purchase Common Stock of Cardiogenesis (“Stock Purchase Rights”) either alone, in addition to, or in tandem with other awards under the Option Plan and/or cash awards made outside the Option Plan. Upon the granting of a Stock Purchase Right under the Option Plan, the offeree shall be advised in writing of the terms, conditions, and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid and the time within which the offeree must accept such offer (which shall in no event exceed six (6) months from the date upon which the Administrators made the determination to grant the Stock Purchase Right), the offer shall be acceptable by execution of a restricted stock purchase agreement between Cardiogenesis and the offeree.

      Unless the Administrator of the Option Plan determines otherwise, the restricted stock purchase agreement shall grant Cardiogenesis a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or consulting relationship with Cardiogenesis for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchase to Cardiogenesis. The repurchase option shall lapse at such rate as the Administrator may determine. The restricted stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator, and such provisions need not be the same with respect to each purchaser. Upon exercise of a Stock Purchase Right, the purchaser shall have rights equivalent to those of a shareholder of Cardiogenesis. As of the date of this proxy statement, no Stock Purchase Rights have been granted under the Option Plan.

      Adjustments for Stock Dividends, Mergers etc.: The Administrator is authorized to make appropriate adjustments in connection with outstanding Options or Stock Purchase Rights to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Administrator in its discretion may provide for substitution or adjustments in, or may accelerate or adjust such Options or Stock Purchase Rights.

      Amendment and Termination: The Board of Directors may amend, alter, suspend or discontinue the Option Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any Options or Stock Purchase Rights then outstanding under the Option Plan without the participant’s consent. Additionally, no stock option shall be issued or repriced with an exercise price less than 100% of the fair market value on the date of its issuance without the approval of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders of Cardiogenesis.

      Federal Tax Consequences: The following is a brief description of the federal income tax treatment that will generally apply to Options and Stock Purchase Rights granted under the Option Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of Options and Stock

Purchase Rights will depend on the specific nature of the grant. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, or the laws of any jurisdiction other than the United States, although there may be certain tax consequences upon the receipt or exercise of an Option or the disposition of any acquired shares under those laws. Participants should not rely on this discussion for individual tax advice, as each participant’s situation and the tax consequences of the grant and exercise of awards under the Option Plan will vary depending upon the specific facts and circumstances involved. RECIPIENTS OF OPTIONS OR STOCK PURCHASE RIGHTS UNDER THE OPTION PLAN ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS WITH REGARD TO ALL CONSEQUENCES ARISING FROM SUCH AWARDS.

      Incentive Stock Options: Pursuant to the Option Plan, employees may be granted options that are intended to qualify as ISOs. Generally, the optionee is not taxed, and Cardiogenesis is not entitled to a deduction, on the grant or the exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO (“ISO Shares”) at any time within (a) one year after the date of exercise of such ISO or (b) two years after the date of grant of such ISO, then (1) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, (2) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise or will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares, and (3) Cardiogenesis will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held ISO Shares for at least (i) one year after the date of exercise of the ISO and (ii) two years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and Cardiogenesis will not be entitled to any deduction.

      The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee’s alternative minimum taxable income (“AMTI”) in the year of exercise. The alternative minimum tax imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual’s AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

      Nonqualified Stock Options: The grant of an NSO is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such Option, and Cardiogenesis will be entitled to a tax deduction equal to such amount. See “Special Rules for Awards Granted to Insiders,” below.

      Stock Purchase Rights: The grant of a Stock Purchase Right is generally not a taxable event for the recipient. An eligible person exercising a Stock Purchase Right where the shares of Common Stock purchased are not subject to repurchase by Cardiogenesis generally will recognize ordinary income (and Cardiogenesis will be entitled to a deduction), upon the purchase of such shares pursuant to the Stock Purchase Right, equal to the excess, if any, of the fair market value of the shares purchased at the time of purchase over the purchase price.

      If the shares purchased pursuant to a Stock Purchase Right are restricted shares that are subject to Cardiogenesis’ repurchase option that lapses over time, then the purchaser will not recognize income when the restricted shares are purchased, unless the purchaser makes the section 83(b) election described below. When the repurchase option lapses with respect to any shares purchased pursuant to such right, the excess of the fair market value of such shares on the date the repurchase option lapses over the amount paid by the purchaser for such shares will be ordinary income to the purchaser. Cardiogenesis will be entitled to a federal income tax deduction equal to that amount. Upon disposition of the shares, the gain or loss recognized by the purchaser will be treated as a capital gain or loss. The capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the lapse of the repurchase option with respect to such shares.

      If a purchaser files a valid election under section 83(b) of the Internal Revenue Code within 30 days after the purchase of restricted shares pursuant to a Stock Purchase Right, electing to recognize ordinary income based on the fair market value of the Common Stock on the date of the purchase, then the purchaser will recognize ordinary income, and the holding period will commence, as of the date of purchase. The amount of ordinary income recognized by the purchaser will equal the excess, if any, of the fair market value of the shares purchased as of the date of the purchase over the amount paid by the purchaser for the shares. Cardiogenesis will be entitled to a deduction in a like amount. If such election is made and the restricted shares are thereafter repurchased by Cardiogenesis for the amount of the original purchase price, no refund or deduction will be allowed for the amount previously included in such purchaser’s income.

      Special Rules for Awards Granted to Insiders: If an optionee is a director, officer or shareholder subject to Section 16 of the Exchange Act (an “Insider”), the timing of the recognition of any ordinary income upon the exercise of an Option or the purchase of shares pursuant to a Stock Purchase Right may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any shares received on exercise, unless the Insider makes an election under Section 83(b) of the Code as described above. Insiders should consult their tax advisors to determine the tax consequences to them of exercising Options granted to them pursuant to the Option Plan.

      Miscellaneous Tax Issues: Generally, Cardiogenesis will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with Options or Stock Purchase Rights granted under the Option Plan.

      With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual’s net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of common shares. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

      A holder’s tax basis in common shares acquired pursuant to the Option Plan generally will equal the amount paid for the common shares plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the common shares and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder’s holding period).

      Special rules will apply in cases where an eligible person pays the exercise or purchase price under an Option or Stock Purchase Right, or pays applicable withholding tax obligations under the Option Plan, by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

      The terms of the agreements pursuant to which specific grants are made to eligible persons under the Option Plan may provide for accelerated vesting in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payments” and Cardiogenesis will be denied any deduction with respect to such payment. Recipients of awards under the Option Plan should consult their tax advisors as to whether accelerated vesting of any award in connection with a change of ownership or control of Cardiogenesis would give rise to an excess parachute payment.

      Cardiogenesis (or an applicable subsidiary) generally obtains a deduction equal to the ordinary income recognized by the recipient of an Option or a Stock Purchase Right. However, Cardiogenesis’ deduction for such amounts may be limited to $1,000,000 (per person) annually.

APPENDIX C

DESCRIPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

AS LAST AMENDED AND RESTATED JUNE 2004

      Generally: Cardiogenesis’ Employee Stock Purchase Plan (the “Purchase Plan”) was originally approved by the Board of Directors and the shareholders in April 1996 and was last amended and restated in June 2004. The total number of shares currently reserved for issuance under the Purchase Plan is 1,000,000 shares. In May 2005, the Board of Directors approved a further increase of 500,000 shares issuable under the Purchase Plan, which, if approved by the shareholders, would increase the total shares reserved for issuance under the Purchase Plan since its inception to 1,500,000 shares. In addition, the original term of the Purchase Plan expires on or about March 31, 2006 and in May 2005, the Board of Directors approved an extension of the term of the Purchase Plan for an additional nine (9) years, which, if approved by the shareholders, would extend the term of the Purchase Plan through March 31, 2015.

      The Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Purchase Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

      Purpose: The purpose of the Purchase Plan is to provide employees of Cardiogenesis and those of its majority-owned subsidiaries that are designated by the board from time to time (“Designated Subsidiaries”) with an opportunity to purchase Common Stock of Cardiogenesis through payroll deductions. At this time, all of Cardiogenesis’ subsidiaries are Designated Subsidiaries for purposes of participation in the Purchase Plan.

      Administration: The Purchase Plan is administered by the Board of Directors or a committee of the Board of Directors. The interpretation of any provision of the Purchase Plan by the Administrator shall be final and conclusive. Members of the Board of Directors or its Committee receive no additional compensation for their services in administering the Stock Purchase Plan.

      Eligibility: Employees who are employed by Cardiogenesis or a Designated Subsidiary for at least 20 hours per week and five months per calendar year are eligible to participant in the Purchase Plan, provided that such employees are employed by Cardiogenesis on both the enrollment date and the exercise date of an Offering Period. Eligibility is subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as defined in the Purchase Plan.

      Offering Dates: The Purchase Plan generally will be implemented by consecutive six month Offering Periods that begin every six months on May 16 and November 16 of each year. The Board of Directors has the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.

      Participation in the Plan: Eligible employees become participants in the Purchase Plan by filing with the employer’s payroll office a subscription agreement authorizing payroll deductions. An eligible employee who wishes to become a participant in an offering must file a subscription agreement with the payroll office prior to the commencement of such Offering Period. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may participate in the first Offering Period that starts after the filing by such employee of a subscription agreement.

      Purchase Price: The purchase price per share at which shares are sold to participating employees under the Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock on the first day of the Offering Period (the “Offering Date”) or (ii) 85% of the fair market value per share of the Common Stock on the last day of an Offering Period (the “Exercise Date”). The fair market value of the Common Stock shall be the closing price as of such date as reported by the NASDAQ National Market System or other stock exchange.

      Payment of Purchase Price; Payroll Deductions: The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over each six-month Offering Period. The deductions may not exceed 15% of a participant’s compensation. A participant may discontinue or decrease his participation in the Purchase Plan, but may not increase the rate of payroll deductions at any time during the Offering Period. Payroll deductions for a participant shall commence on the first pay day following the Offering Date and shall continue at the same rate until the end of the Offering Period unless sooner terminated as provided in the Purchase Plan.

      All payroll deductions made for a participant are credited to his account under the Purchase Plan and are deposited with the general funds of Cardiogenesis. All payroll deductions received or held by Cardiogenesis under the Purchase Plan may be used by Cardiogenesis for any corporate purpose, and Cardiogenesis shall not be obligated to segregate such payroll deductions. No charges for administrative or other costs may be made by Cardiogenesis against the payroll deductions of a participant in the Purchase Plan.

      Purchase of Stock; Exercise of Option: By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him. The maximum number of shares placed under option to a participant in an Offering Period is the number determined by dividing the total amount of his compensation which is to be withheld for the Offering Period by 85% of the fair market value of the Common Stock on the Offering Date, and no employee is permitted to purchase during any one Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of the Common Stock on the Offering Date. Unless the employee’s participation is discontinued, his option for the purchase of shares will be exercised automatically on the Exercise Date at the applicable price.

      Notwithstanding the preceding paragraph, no employee shall be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting stock or value of all classes of stock of Cardiogenesis or its majority-owned subsidiaries, nor shall any employee be granted an option which would permit him to purchase more than $25,000 worth of stock (determined at the time the option is granted) under all employee stock purchase plans of Cardiogenesis in any calendar year.

      Withdrawal from the Purchase Plan: A participant’s interest in a given Offering Period may be terminated in whole, but not in part, by signing and delivering to Cardiogenesis a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected by a participant at any time prior to an Exercise Date. A participant’s withdrawal from an Offering Period does not have any effect upon his eligibility to participate in subsequent Offering Periods under the Purchase Plan.

      Termination of Employment: Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to satisfy the requirements for eligibility, cancels his participation in the Purchase Plan immediately. In such event, payroll deductions credited to the participant’s account will be returned to him, or in the case of death, to the person or person entitled thereto as provided in the Purchase Plan.

      Adjustments for Stock Dividends, Mergers etc.: The Board of Directors is authorized to make appropriate adjustments in connection with outstanding options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Board of Directors in its discretion may provide for substitution or adjustments of the options, or may shorten the current Offering Period(s) to provide for an earlier Exercise Date.

      Amendment and Termination of the Plan: The Board of Directors may at any time amend or terminate the Purchase Plan, except that (subject to special amendments in response to accounting changes) such termination cannot adversely affect the rights of any participant.

      Federal Tax Consequences: The following is a brief description of the federal income tax treatment that will generally apply to shares purchased under the Purchase Plan, based on federal income tax laws in effect on the date hereof. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, or with respect to laws of countries other than the United States, although there may be certain tax consequences upon the purchase of shares pursuant to the Purchase Plan or the disposition of any purchased shares under those laws.

      Participants should not rely on this discussion for individual tax advice, as each Participant’s situation and the tax consequences of purchasing and disposing of shares of common stock will vary depending upon the specific facts and circumstances involved. PARTICIPANTS IN THE PURCHASE PLAN ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS WITH REGARD TO ALL CONSEQUENCES ARISING FROM SUCH PARTICIPATION.

      In general, for federal income tax purposes, a participant will not recognize taxable income by reason of participating in the Purchase Plan. However, funds deducted from a participant’s compensation in order to acquire stock pursuant to the Purchase Plan are included in the participant’s income for federal income tax purposes, and will be subject to applicable withholding and reporting requirements.

      If a participant sells Common Stock acquired pursuant to the Purchase Plan either within two years after the Offering Date applicable to that Common Stock or within one year after the applicable Exercise Date, the participant will recognize ordinary income in the year of the disposition equal to the excess of the fair market value of that Common Stock on the Exercise Date over the amount paid by the participant under the Purchase Plan for the Common Stock sold. Such ordinary income will be added to the participant’s basis in the common stock sold for purposes of determining gain or loss on the sale of that stock. Any such gain or loss will be long-term or short-term capital gain or loss (depending on the participant’s holding period) equal to the difference between the amount realized on the sale and the participant’s basis in the Common Stock sold.

      If the participant disposes of the Common Stock acquired pursuant to the Purchase Plan more than two years after the Offering Date applicable to that common stock and more than one year after the applicable Exercise Date, or if the participant dies holding Common Stock acquired pursuant to the Purchase Plan, the participant will recognize ordinary income at the time of the disposition or death equal to the lesser of (a) the fair market value of such Common Stock at the time of the disposition or death over the amount paid by the participant under the Purchase Plan for the Common Stock, or (b) the excess of the fair market value of the shares at the Offering Date over the purchase price (which purchase price will be computed as of the Offering Date). Such ordinary income amount will be added to the participant’s basis in the Common Stock for purposes of determining gain or loss upon a sale of that stock. Any additional gain or loss on the sale of Common Stock held for the holding periods described above will be long-term capital gain or loss.

      Generally, Cardiogenesis will be required to withhold applicable taxes with respect to ordinary income recognized by an employee in connection with the purchase or early disposition of shares of Common Stock acquired pursuant to the Purchase Plan. The employee may be required to pay the withholding taxes to Cardiogenesis or make adequate provision for the payment of the withholding taxes in connection with Common Stock acquired pursuant to the Purchase Plan.

      Cardiogenesis is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent that ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

      The preceding discussion is intended merely as a general presentation of United States federal income tax consequences. As to the specific tax consequences to particular participants, we urge you to consult your tax advisor.

APPENDIX D

DESCRIPTION OF THE 1996 DIRECTOR STOCK OPTION PLAN

AS LAST AMENDED AND RESTATED JUNE 2004

      Generally: Cardiogenesis’ Director Stock Option Plan (the “Director Plan”) was originally approved by the Board of Directors and shareholders in April 1996 and was last amended and restated in June 2004. The total number of shares currently reserved for issuance under the Director Plan is 875,000 shares. In May 2005, the Board of Directors approved a further increase of 150,000 shares issuable under the Director Plan, which, if approved, by the shareholders would increase the total shares reserved for issuance under the Director Plan since its inception to 1,025,000 shares. In addition, the original term of the Director Plan expires on or about March 31, 2006 and in May 2005, the Board of Directors approved an extension of the term of the Director Plan for an additional nine (9) years, which, if approved by the shareholders, would extend the term of the Director Plan through March 31, 2015.

      The Director Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

      Purpose: The purposes of the Director Plan are to attract and retain the best available individuals to serve as Directors of the Company and to encourage their continued service on the Board.

      Administration: Generally, the Director Plan will be administered by the Board. With respect to First Option grants and Subsequent Option grants, the Board has no discretion to determine which Directors will be granted Options, to determine the number of shares subject to Options, to determine the exercise price of the Options or to determine any terms of such Options.

      The interpretation of any provision of the Director Plan by the Administrator shall be final and binding. Members of the Board receive no additional compensation for their services in administering the Director Plan.

      Eligibility: Options may be granted only to Directors who are not employees of the Company.

      Directors’ Options: The Director Plan provides for First Option grants of 22,500 shares to each Director upon his election to the Board of Directors and Subsequent Option grants of 7,500 shares upon his re-election each year (provided that such re-election is at least six (6) months after the date of election to the Board of Directors). The option term shall be ten years, and shall be exercisable while such person remains a Director. The exercise price shall be 100% of fair market value on the date of grant. The fair market value of the Common Stock shall be the closing price as of the date prior to the date of grant as reported by the NASDAQ National Market or other stock exchange. Stock subject to a First Option shall vest as to one-thirty-sixth of the Shares on a monthly basis from the date of grant of such Option for a period of thirty-six months. Stock subject to a Subsequent Option shall vest as to one-twelfth of the Shares from the date of grant of such Option for a period of twelve months. If the Optionee ceases to serve as a Director for any reason, vesting shall cease as of the date of such termination.

      Purchase Price; Payment: The exercise price of Options granted under the Director Plan must be paid in full by cash, check, Shares of the Company (which, in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company and which have a fair market value on the exercise date equal to the aggregate exercise price of the Shares as to which said Option shall be exercised) or promissory note. The Administrator may authorize as payment the retention of Shares having a fair market value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised or it may authorize delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payment by any combination of the foregoing methods.

      Termination: In the event of termination of status as a Director, the Option may thereafter be exercised (to the extent it was exercisable), for a period of sixty (60) days, subject to the stated term of the Option. If an Optionee’s status as a Director is terminated by reason of the death or disability, the Option will in general

D-1

be exercisable for twelve (12) months following death, subject to the stated term of the Option. Except as otherwise designated by the Board, Options are not transferable by the Optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the Director only by such Director.

      Adjustments for Stock Dividends, Mergers, Liquidations, etc.: The Board is authorized to make appropriate adjustments in connection with outstanding Options to reflect stock dividends, stock splits and similar events. In the event of a liquidation or dissolution, to the extent an Option has not been previously exercised, it shall terminate. In the event of the merger or sale of substantially all of the assets of the Company, the Options shall be substituted or assumed by the successor corporation. If substitution or assumption is not possible, the Options shall be fully vested and exercisable, including as to shares as to which would not otherwise be exercisable, for a period of 30 days. To the extent such Options are not exercised within such period, such Options shall terminate.

      Amendment and Termination: The Board may amend, alter, suspend or discontinue the Director Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any rights then outstanding under the Director Plan without the participant’s consent. Additionally, no stock option shall be issued or repriced with an exercise price less than 100% of the fair market value on the date of its issuance without the approval of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders of Cardiogenesis.

D-2

DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CARDIOGENESIS CORPORATION

2005 ANNUAL MEETING OF SHAREHOLDERS
JULY 29, 2005

     The undersigned shareholder of CARDIOGENESIS CORPORATION hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 15, 2005, and hereby appoints Michael J. Quinn and Christine G. Ocampo or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of CARDIOGENESIS CORPORATION, to be held on July 29, 2005 at 1:00 p.m., local time, at Cardiogenesis’ corporate headquarters, located at 26632 Towne Center Drive, Suite 320, Foothill Ranch, California, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

CARDIOGENESIS CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and to		Call toll-free
http://www.eproxyvote.com/cgcp		1-877-PRX-VOTE (1-877-779-8683)

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark
☒	votes as in
this example

The Board of Directors recommends a vote “FOR all nominees” in Item 1, and “FOR” Items 2, 3 and 4.

1.	Election of Directors.

Nominees:	(01) Michael J. Quinn, (02) Joseph R. Kletzel, II, (03) Robert L. Mortensen, (04) Marvin J. Slepian, M.D. (05) Kurt E. Wehberg, M.D.

FOR			WITHHELD
ALL	☐	☐	FROM ALL
NOMINEES			NOMINEES

☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	To approve amendments to the Stock Option Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, and (ii) to extend the term of the Plan through March 31, 2015.	☐	☐	☐

3.	To approve amendments to the Employee Stock Purchase Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares, and (ii) to extend the term of the Plan through March 31, 2015.	☐	☐	☐

4.	To approve amendments to the Director Stock Option Plan to (i) increase the number of shares of common stock reserved for issuance thereunder by 150,000 shares, and (ii) to extend the term of the Plan through March 31, 2015.	☐	☐	☐

5.	To transact such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date: